EXHIBIT 3.2










                                     BYLAWS
                                       OF
                            ELECTRIC LIGHTWAVE, INC.





































As amended October 16, 1997; May 21, 1998

                                     BYLAWS
                                       OF
                            ELECTRIC LIGHTWAVE, INC.

                                      TITLE



        1.  The  title  of  this   Corporation  is  ELECTRIC   LIGHTWAVE,   INC.
                                ("Corporation").


                               LOCATION OF OFFICES


        2. The principal office of the Corporation in Delaware shall be in Wilmington and the resident agent in charge thereof shall be The Corporation Trust Company, located in New Castle County at The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.


           The Corporation may also have an office or offices at such other places within or without the State of Delaware as the Board of Directors may from time to time designate.


                                 CORPORATE SEAL


         3. The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation, the year of its incorporation (1990) and the words "Incorporated Delaware".


                            MEETINGS OF STOCKHOLDERS


         4. All meetings of stockholders shall be held at the offices of the Corporation or such other place as shall be designated by the Board of Directors of the Corporation.


            Annual Meetings of stockholders shall be held on a date and at a time designated by the Board of Directors of the Corporation. At each annual meeting the stockholders shall elect a Board of Directors, such election to be by majority of the stock present or represented by proxy, and entitled to vote at the meeting.


            Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each stockholder shall, at every meeting of the stockholders, be entitled to one vote for each share of stock held by him or her, in person or by written proxy signed by him or her, but no proxy shall be voted on after one year from its date. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.


            Special meetings of the stockholders may be called by the Chief Executive Officer and shall be called on the request in writing or by vote of a majority of the Board of Directors or on demand in writing of stockholders of record owning twenty-five percent (25%) in amount of the capital stock outstanding and entitled to vote.


            Notice of each meeting of stockholders, whether annual or special, shall be mailed by the secretary to each stockholder of record, at his or her post office address as shown by the stock books of the Corporation, at least ten days and not more than sixty days prior to the date of the meeting. If the transfer books are closed or a record date is fixed in connection with an annual meeting, as permitted by Bylaw 19, the notice of the meeting shall be given to the stockholders of record as of the time said books are closed or record date is fixed, but if the transfer books are not closed or a record date is not fixed, said notice shall be given to the stockholders of record at the time the notice is mailed.

            The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn any meeting from time to time without further notice until a quorum is secured.


            At the annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for below, who shall be entitled to vote at such meeting and who complies with the procedures set forth below; provided that any such business proposed by a stockholder is otherwise proper for consideration under applicable law, the Corporation's certificate of incorporation and these Bylaws.


            For business to be brought before an annual meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation, delivered to or mailed and received at the principal office of the Corporation no earlier than the January 1 and no later than the February 15 preceding the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, together with documentary support for any claim of beneficial ownership, (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (e) any information, in addition to that required above, which may be required from time to time by Regulation 14A of the Securities Exchange Act of 1934 with respect to security holder proposals.

            The Chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and whether such business is otherwise proper for consideration (using as a non-exclusive guideline the provisions of Rule 14a-8(c) under the Securities Exchange Act of 1934), and shall direct that any business not properly brought before the meeting shall not be transacted.

                                    DIRECTORS


         5. The property and business of the Corporation shall be managed and controlled by its Board of Directors, which shall consist of not less than three or more than seven members. The number of Directors shall be fixed from time to time, within the limits prescribed, by resolution of the Board of Directors. Vacancies in the Board of Directors (except vacancies resulting from the removal of directors by stockholders), including vacancies in the Board of Directors resulting from any increase in the number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum.


            Directors shall otherwise be elected by the stockholders at the annual meeting and shall hold office until the next annual election and until their successors are elected and qualified. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all elections of Directors of this Corporation each stockholder shall be entitled to one vote for each share of stock owned by him or her, in person or by written proxy signed by him or her, and election shall be by majority vote of the stock present or represented by proxy and entitled to vote at the meeting. The stockholders of this Corporation shall have no preemptive right to subscribe to any issue of shares of stock of this Corporation now or hereafter made.


            The Board of Directors shall have an Executive Committee. The Executive Committee of the Board shall consist of (3 three) members, to be appointed by and to serve at the pleasure of the Board. The Chairman of the Board shall be the Chairman of the Executive Committee. During intervals between meetings of the Board, the Committee shall have the power and authority of the Board of Directors of the management of the business affairs and property of the Corporation.


            Nominations of persons for election to the Board of Directors of the Corporation may be made by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for below, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth below.


            Nominations by stockholders shall be made pursuant to notice in writing to the Secretary of the Corporation, delivered to or mailed and received at the principal office of the Corporation no earlier than the January 1 and no later than the February 15 preceding the annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serve as a Director if elected); (b) as to the stockholder giving the notice; (i) the name and address, as they appear on the Corporation's books, of such stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder and (iii) documentary support for such claim of beneficial ownership; (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person, (ii) the class and number of shares of the Corporation which are beneficially owned by such person and (iii) documentary support for such claim of beneficial ownership; and (d), a description of all arrangements or understandings between the stockholder giving notice, the beneficial owner and each nominee and any other person or persons (naming such person or persons) relating to the nomination to be made or resulting directorship.


            The Board of Directors or a Nominating Committee established by the Board of Directors shall determine whether a stockholder nomination was made in accordance with the procedures prescribed herein and whether the stockholder's nominee should be recommended as a member of the slate of nominees to be proposed at the annual meeting, and the Board of Directors or its Nominating Committee may disregard any nomination not made in accordance with these Bylaws. The Chairman of the meeting shall not nominate for election to the Board of Directors any stockholder nominee who has been disregarded by the Board of Directors or its Nominating Committee.

                               POWERS OF DIRECTORS


         6. The Board of Directors shall have all such powers as may be exercised by the Corporation, subject to the provisions of the statutes, the Certificate of Incorporation, and the Bylaws.


                              MEETINGS OF DIRECTORS


         7. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified by the Chief Executive Officer in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of two (2) Directors, the Chief Executive Officer or the Chief Operating Officer, by oral, telegraphic or written notice duly served or sent or mailed to each Director not less than five (5) days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing.


            Members of the Board of Directors (or any committees thereof) may participate in a meeting of the Board of Directors (or of such committees) by means of conference telephone or other communications equipment via which all persons participating can hear each other. Such participation in the substantive discussion and determinations of a meeting shall constitute presence in person at such meeting.


            A majority of the Directors shall constitute a quorum, but a smaller number may adjourn any meeting from time to time without further notice until a quorum is secured.


                           OFFICERS OF THE CORPORATION


        8. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, one or more vice presidents (with such duties and titles as may be assigned to them), a secretary, a treasurer, one or more assistant vice presidents (with such duties and titles as may be assigned to them), and such other officers as may from time to time be chosen by the Board of Directors.


            The officers of the Corporation shall hold office until their successors are elected and qualified. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.


                             DUTIES OF THE CHAIRMAN


         9. The Chairman presides at all meetings of the Board of Directors and at all meetings of the shareholders. It shall be his or her prerogative to see that all orders, resolutions, and policy determinations of the Board of Directors are carried into effect. He or she acts in a general oversight and advisory capacity with respect to the affairs of the Corporation. He or she provides leadership to the Board in reviewing and deciding upon matters which constitute major policies of the Corporation, what the Corporation does and the manner in which the Corporation business is conducted. Any of such duties may be delegated by the Chairman to the Vice-Chairman.


                      DUTIES OF THE CHIEF EXECUTIVE OFFICER


         10. It shall be the duty of the Chief Executive Officer to carry into effect all orders, resolutions, and policy determinations of the Board of Directors; to execute all contracts and agreements; to keep the seal of the Corporation; and to sign and to affix the seal of the Corporation to any instrument requiring the same, which seal shall be attested by the signature of the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer. He or she shall have the general supervision and direction of the other officers of the Corporation.

            He shall submit a report of the operations of the Corporation for the year to the Directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.


            He shall have the general duties and powers of supervision and management usually vested in the chief executive officer of a Corporation.


            The  Chief   Executive  may  also  hold  another   office  with  the
Corporation. Accordingly, the duties and responsibilities of the position may be assigned by the Board of Directors to any Corporation officer.

                             DUTIES OF THE PRESIDENT


         11. Unless otherwise decided by the Board of Directors, the President shall be the chief operating and administrative officer of the Corporation. It shall be his or her duty to see that all orders and policy determination conveyed by the Chairman are carried into effect. He or she shall have the general supervision and direction of the operations and administration of the affairs of the Corporation and general supervision and direction of the other officers and employees of the Corporation and shall see that their duties are properly performed.


                                 VICE PRESIDENT


         12. The vice president or vice presidents, in the order of their seniority, shall be vested with all the powers and required to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.


                             CHIEF EXECUTIVE PRO TEM


         13. In the absence or disability of the Chairman, Vice-Chairman and President, the Board may appoint a chief executive pro tem.


                                    SECRETARY


         14. The secretary shall attend all meetings of the Corporation and the Board of Directors. He or she shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He or she shall give proper notice of meetings of stockholders and Directors and shall perform such other duties as shall be assigned to him or her by the Chairman, Vice-Chairman, President or the Board of Directors.


                                    TREASURER


         15. The treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board, or Chairman, Vice-Chairman or President, taking proper vouchers for such disbursements and shall render to the Chairman, Vice Chairman, President and Directors, whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.


            He shall keep an account of stock and income notes registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.


            He shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the Corporation, in case of his or her death, resignation, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the Corporation. He or she shall perform such other duties as the Board of Directors may from time to time prescribe or require.


                       DUTIES OF OFFICERS MAY BE DELEGATED


         16. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his or her powers or duties to any other officer or to any Director for the time being. The duties relating to the execution of contracts and agreements and the signing of instruments and affixing the seal of the Corporation and other matters may be delegated to any officer, from time to time, as the Board shall see fit.

                              CERTIFICATES OF STOCK


         17. Certificates of stock shall be signed by the Chairman, Vice-Chairman, President or a vice president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim.


                                TRANSFER OF STOCK


         18. All transfers of stock of the Corporation shall be made upon its books upon presentation of the certificate or certificates therefor, properly endorsed by the holder of the shares in person or by his or her lawfully constituted representative, and upon surrender of such certificate or certificates of stock for cancellation.


                            CLOSING OF TRANSFER BOOKS


         19. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date for any meeting of stockholders or for payment of any dividend or for the allotment of rights or when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of so closing the books, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the said above mentioned dates, as a record date for the determination of the stockholders entitled to notice of or to vote at any such meeting, and any adjournment thereof, or entitled to dividends or other rights hereinbefore mentioned, or to give such consent.


                             STOCKHOLDERS OF RECORD


         20. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


                                   FISCAL YEAR


         21. The fiscal year of the Corporation shall begin on the first day in January in each year.


                                    DIVIDENDS


         22. Dividends, to the extent not restricted by provisions of the Corporation's Certificate of Incorporation or by subsisting agreements of the Corporation, may be declared by the Board of Directors and paid in cash, in property, or in shares of the capital stock of the Corporation to the extent permitted by law, out of net assets in excess of its capital or out of its net profits, provided there shall be no impairment of the capital of the Corporation represented by its issued and outstanding stock of all classes having a preference upon the distribution of assets.


                                BOOKS AND RECORDS


         23. The books, accounts, and records of the Corporation may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Directors.

                                     NOTICES


         24. Notice required to be given under the provisions of these Bylaws to any Director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed or unsealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. In computing the number of days notice required for any meeting, the day on which the notice shall be deposited in the mail or sent by telegraph shall be excluded.


                                WAIVER OF NOTICE


         25. Any stockholder, officer, or Director may waive in writing, or by telegraph, any notice required to be given under these Bylaws, whether before or after the time stated therein.

                               INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

         26. (a) Right of Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action or proceeding by or in the right of the Corporation to procure a judgement in its favor) (a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and legal representatives. The right to indemnification conferred in this Bylaw shall include the right to receive payment of any expenses incurred by the indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect. All rights to indemnification conferred in this Bylaw, including rights to the advancement of expenses and the evidentiary, procedural and other provisions of this Bylaw, shall be contract rights with the same effect as if embodied in a separate written agreement for each indemnitee, executed and delivered by the Corporation and such indemnitee. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with the same, or with more or less, scope and extent as herein provided for officers and directors. No amendment to the Restated Certificate of Incorporation or amendment or repeal of this Bylaw purporting to have the effect of modifying or repealing any of the provisions of this Bylaw in a manner adverse to the indemnitee shall abridge or adversely affect any right to indemnification or other similar rights and benefits with respect to any acts or omissions occurring prior to such amendment or repeal. This Bylaw shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Bylaw. The phrase "this Bylaw" shall refer to Bylaws 26 and 27. For all purposes, except the corporate procedure required for amendment of Bylaws 26 and 27, Bylaws 26 and 27 shall be considered as one Bylaw.


         (b) ByLaw Not Exclusive. The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Bylaw shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Restated Certificate of Incorporation, Bylaw, agreement, applicable corporate law and statute, vote of disinterested directors or stockholders or otherwise. The indemnitee is free to proceed under any or all of the rights or procedures available to him or her.

         (c) Burden of Proof. In any determination, review of a determination, action, arbitration, or other proceeding relating to the right to indemnification conferred in this Bylaw, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination that the indemnitee is not entitled to indemnity and also the burden of proof on any of the issues which may be material to a determination that the indemnitee is not entitled to indemnification. Neither a failure to make such a determination of entitlement nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in an action or proceeding brought by the indemnitee or by or on behalf of the Corporation relating to indemnification or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be further indemnified by the Corporation for the expenses actually and reasonably incurred by him or her in connection with such action or proceeding.


         (d) Advancement of Expenses. All reasonable expenses incurred by or on behalf of indemnitee in connection with any Proceeding shall be advanced from time to time to the indemnitee by the Corporation promptly after the receipt by the Corporation of a statement from the indemnitee requesting such advance, whether prior to or after final disposition of such Proceeding.


         (e) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, or may become an officer, director, employee, agent, attorney, trustee or representative (any of the foregoing being herein referred to as a "Representative") of the Corporation or, at the request of the Corporation, a Representative of another corporation or entity, against any expenses, liability or loss asserted against him or her or incurred by him or her in connection with any Proceeding in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of this Bylaw or otherwise. The Corporation may enter into contracts with any Representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of this Bylaw. Such contracts shall be deemed specifically approved and authorized by the stockholders of the Corporation and not subject to invalidity by reason of any interested directors. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.


         (f) Severability; Statutory Alternative. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of all of the remaining provisions of this Bylaw shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the remaining provisions of this Bylaw shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. In the event that the indemnitee elects, as an alternative to the procedures specified in this Bylaw, to follow one of the procedures authorized by applicable corporate law or statute to enforce his or her right to indemnification and notifies the
Corporation of his or her election, the Corporation agrees to follow the procedure so elected by the indemnitee. If, in accordance with the preceding sentence the procedure therefor contemplated herein or the procedure elected by the indemnitee in any specific circumstances (or such election by the indemnitee) shall be invalid or ineffective in bringing about a valid and binding determination of the entitlement of the indemnitee to indemnification, the most nearly comparable procedure authorized by applicable corporate law or statute shall be followed by the Corporation and the indemnitee.

                           INDEMNIFICATION PROCEDURES;
                            PRESUMPTIONS AND REMEDIES

         27. In furtherance, but not in limitation, of the foregoing provisions of this Bylaw, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Bylaw:

              (a) Advancement of Expenses. The advancement or reimbursement of expenses to an indemnitee provided in paragraph (d) of Bylaw 26 shall be made within 20 days after the receipt by the Corporation of a request therefor from the indemnitee. Such request shall reasonably evidence the expenses incurred or about to be incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses.

              (b) Procedure for Determination of Entitlement to Indemnification.

                   (i) To obtain  indemnification  (except  with  respect to the advancement of expenses), an indemnitee shall submit to the Chief Executive Officer or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the "Supporting Documentation"). The Secretary of the Corporation shall promptly advise the Board of Directors in writing that the indemnitee has requested indemnification. The determination of the indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request and Supporting Documentation.

                   (ii) The indemnitee's entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (which term shall mean the Disinterested Director, if there is only one); (B) by a written opinion of the Independent Counsel (as hereinafter defined) if (x) a majority of the Disinterested Directors so directs; (y) there is no Disinterested Director, or
               (z) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests in which case the Disinterested Directors shall be deemed to have so directed; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in paragraph (c) of Bylaw 27.

                   (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (ii) of paragraph (b) of Bylaw 27, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

              (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Bylaw, the indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation, and thereafter in any determination or review of any determination, and in any arbitration, proceeding or adjudication the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under clause (ii) of paragraph (b) of Bylaw 27 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification. In either case, the indemnitee shall be entitled to such indemnification, unless (i) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law, as finally determined by adjudication. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the indemnitee is not entitled to indemnification. With regard to the right to indemnification for expenses, (i) if and to the extent that the indemnitee has been successful on the merits or otherwise in any Proceeding, or (ii) if a Proceeding was terminated without a determination of liability on the part of the indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the indemnitee with respect to a claim, issue or matter therein, or (iii) if and to the extent that the indemnitee was not a party to the Proceeding, the indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be defeated or diminished by any determination which may be made pursuant to clauses (A), (B) or (C) of clause (ii) of paragraph (b) of Bylaw 27. The indemnitee shall be presumptively entitled to indemnification in all respects for any act, omission or conduct taken or occurring which (whether by condition or otherwise) is required, authorized or approved by any order issued or other action by any commission or governmental body pursuant to any federal statute or state statute regulating the Corporation or any of its subsidiaries by reason of its status as a public utility or public utility holding Corporation or by reason of its activities as such. To the extent permitted by law, the presumption shall be conclusive on all parties with respect to acts, omissions or conduct of the indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary. No presumption adverse to an indemnitee shall be drawn with respect to any act, omission or conduct of the indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary taken or occurring in the absence of, or inconsistent with, any order issued or action by any commission or governmental body.

              (d) Remedies of Indemnitee.

                  (i) In the event  that a  determination  is made  pursuant  to paragraph (b) of Bylaw 27 that the indemnitee is not entitled to indemnification under this Bylaw, (A) the indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction; (B) any such judicial proceeding shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding the Corporation shall have the burden of proof that the indemnitee is not entitled to indemnification under this Bylaw.

                  (ii) If a determination shall have been made or deemed to have been made, pursuant to paragraphs (b) or (c) of Bylaw 27, that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication. In the event that (x) advancement of expenses is not timely made by the Corporation pursuant to this Bylaw or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to paragraphs (b) or (c) of Bylaw 27, the indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligations to pay to the indemnitee such advancement of expense of indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of a circumstance described in subclause (A) of this clause (ii) of paragraph (d) of Bylaw 27 or a prohibition of law (both of which are herein referred to as a "Disqualifying Circumstance. In any such enforcement action or other proceeding whether brought by the indemnitee or the Corporation, indemnitee shall be entitled to indemnification unless the Corporation can satisfy the burden or proof that indemnification is prohibited by reason of a Disqualifying Circumstance.

                  (iii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph (d) that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this Bylaw.


                  (iv) In the event that the indemnitee, pursuant to this Bylaw, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Bylaw, or is otherwise involved in any adjudication with respect to his or her right to indemnification, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him or her if the indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication shall be prorated accordingly.


              (e) Definitions. For purposes of indemnification under this Bylaw or otherwise:


                  (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) other than Citizens Utilities Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which, members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.


                  (ii)   "Disinterested   Director"  means  a  Director  of  the
         Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the indemnitee.


                  (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (A) the Corporation or the indemnitee in any manner or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Bylaw. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights under this Bylaw.


              (f) Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Bylaw or under governing corporate law or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event that Disinterested Directors consider or take action as the Board of Directors, one-third of the total number of Directors in office shall constitute a quorum.

                              AMENDMENTS OF BYLAWS


         28. These Bylaws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal any Bylaws by a majority vote of the stockholders present and represented at any annual meeting or at any special meeting called for such purpose, and Bylaws adopted by the stockholders (other than Bylaw 27) shall not be repeated, altered or amended by the Board of Directors.